Exhibit 99

THERMO ELECTRON LOGO

FOR IMMEDIATE RELEASE
Contact Information:
J. Timothy Corcoran
Phone:     781-622-1111
E-mail:    tim.corcoran@thermo.com
Website:   www.thermo.com


               Thermo Electron Reports Second Quarter 2003 Results

WALTHAM, Mass. (July 22, 2003) - Thermo Electron Corporation (NYSE:TMO) today reported GAAP diluted earnings per share (EPS) of $.32 for the second quarter of 2003, compared with $.38 in the year-ago period. Earnings in 2002 included significantly higher gains from the sale of securities than in 2003 and gains from divestitures. Second quarter revenues increased 1 percent to $516.4 million in 2003, from $509.1 million in 2002. After eliminating currency effects (which increased revenues by 7 percent) and the impact of acquisitions and divestitures, organic revenues declined 5 percent. GAAP operating margin for the quarter improved to 9.3 percent in 2003, from 6.9 percent a year ago.

Adjusted EPS increased 8 percent to $.26 in the second quarter of 2003, versus $.24 for the same period in 2002. Adjusted operating margin for the second quarter increased to 10.8 percent in 2003, compared with 10.6 percent a year ago. Adjusted EPS and adjusted operating margin exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes income from the sale of shares of FLIR Systems and Thoratec, gains/losses on the early retirement of debt, gains/losses on disposal of discontinued operations, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying table entitled "Consolidated Statement of Income."

"Our financial performance this quarter exceeded our expectations, evidenced by stronger operating margins and the increase in adjusted EPS," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "In addition, operating cash flow from continuing operations was $53 million, up significantly from $12 million a year ago and $17 million in the first quarter. In spite of the challenges still posed by the global economy, and particularly the weak industrial capital spending environment, we continue to deliver EPS growth.

"Now that we are acting as an integrated company - in the way we work internally and the way we deal with customers - we are pushing forward with a number of key initiatives designed to drive top-line growth in the future. We are focusing our R&D, commercial activities, and service offerings on creating total solutions for the laboratory and the production line. One result of this approach was our strong showing at the recent ASMS (American Society of Mass Spectrometry) conference, where we reinforced our leading position in mass spectrometry analysis with a full line of systems, software, and consumables."

Mr. Dekkers added, "By leveraging the strengths of `One Thermo' and driving productivity improvement company-wide, we expect to continue to achieve EPS growth. Our goal is to report $.25 to $.27 in adjusted EPS for the third quarter of 2003, and, as we stated previously, $1.07 to $1.12 for the full year." This guidance excludes $.01 of expense per quarter from the amortization of acquisition-related intangible assets, and also excludes restructuring and other costs/income and gains and losses from the sale of businesses, real estate, and our remaining interest in Thoratec, as well as unusual items we may have in the future.

Sector  Results
Please note: As mentioned in our last earnings release, in the first quarter of 2003 we realigned several businesses among the sectors and began to allocate to the sectors some costs previously reported as corporate expenses. Results for 2002 have been restated to reflect the sector realignment and cost reallocation. Organic revenue growth figures exclude the effects of acquisitions, divestitures, and currency translation.

Life and  Laboratory  Sciences
Second quarter 2003 revenues for the Life and Laboratory Sciences sector increased to $314 million, from $290 million in 2002; organic revenues were up 1 percent. Organic growth was driven primarily by sales of our advanced mass spectrometry systems, laboratory informatics software, and clinical diagnostics products for rapid point-of-care testing, offset by weak sales of equipment used for sample preparation and storage. GAAP operating margin was 14.0 percent in the second quarter of 2003, versus 13.9 percent a year ago. Adjusted operating margin increased to 15.8 percent for the quarter, compared with 15.7 percent in 2002.

Our leadership in mass spectrometry analysis was underscored at the recent ASMS conference in Montreal, where we introduced our standalone Finnigan LTQ(TM) ion trap system featuring a linear design that offers significantly increased levels of performance. This newest addition to our family of ion trap mass spectrometers creates a three-tier portfolio of technologies for applications ranging from routine high performance liquid chromatography (HPLC) to the most demanding analysis of complex biological samples for proteome research and drug discovery. We also recently consolidated a number of small offices in Japan into a new, larger facility in Yokohama, which features a customer demonstration center that will allow us to better serve the world's second largest life and laboratory sciences market.

Measurement and Control
Revenues in the Measurement and Control sector were $152 million in the second quarter of 2003, versus $154 million in 2002; organic revenues declined 9 percent. In spite of ongoing weakness in many process markets we serve, we continued to record strong sales of products used for homeland security, particularly those for monitoring nuclear radiation. GAAP operating margin was
8.8 percent in both periods. Adjusted operating margin was 9.1 percent in 2003, compared with 9.7 percent a year ago, due to the lower organic revenues.

Optical Technologies
In the Optical Technologies sector, which now consists of our Spectra-Physics lasers and photonics businesses following the first-quarter realignment, revenues were $53 million for the second quarter of 2003, versus $68 million in 2002. Organic revenues declined 23 percent as a result of the prolonged downturn in microelectronics and industrial end-markets served by this sector. GAAP operating margin was negative 3.5 percent for the 2003 period, versus negative
17.0 percent in 2002, when the sector incurred significant restructuring charges. Adjusted operating margin for the sector was negative 2.4 percent in 2003, compared with negative 0.4 percent last year.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted EPS and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

     o We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we expect will be substantially complete in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

     o We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time.

     o We also exclude certain gains/losses and related tax effects, as well as benefit from tax credit carryforwards, that are either isolated or cannot be expected to occur again with any regularity or predictability, such as those arising from the sale of a business or real estate, the sale of our remaining equity interests in Thoratec and FLIR Systems, and the early retirement of debt, which we believe are not indicative of our normal operating gains and losses.

     Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

     The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interest in Thoratec.

Conference Call
Thermo Electron will hold its earnings conference call on Wednesday, July 23, 2003, at 11 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You can also listen to the call live on the Web by visiting www.thermo.com and clicking on "Investors." An audio archive of the call will be available in that section of our Web site until August 22, 2003. Also in that section, you will find this press release and the accompanying reconciliation of non-GAAP financial measures under the heading "News & Events."

About Thermo Electron
A world leader in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, and integrated software solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2003. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic slowdown and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, integration and consolidation of our instrument businesses, realization of potential future savings from new sourcing initiatives, implementation of our new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.



Consolidated Statement of Income (unaudited)
                                                                                         Three Months Ended
                                                                 -------------------------------------------------------------------
                                                                         June 28, 2003                        June 29, 2002
                                                                 ------------------------------       ------------------------------
(In thousands except per share amounts)                          Reported (a)      Adjusted (b)       Reported (a)      Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------------

Revenues                                                         $    516,405      $    516,405       $    509,113      $    509,113
                                                                 ------------      ------------       ------------      ------------
Costs and Operating Expenses:
   Cost of revenues (c)                                               283,260           283,260            279,325           277,774
   Selling, general, and administrative expenses                      140,319           140,319            137,642           137,642
   Amortization of acquisition-related intangible assets                2,540                 -              1,729                 -
   Research and development expenses                                   37,132            37,132             39,754            39,754
   Restructuring and other costs, net (d)                               4,872                 -             15,487                 -
                                                                  -----------      ------------       ------------     -------------
                                                                      468,123           460,711            473,937           455,170
                                                                  -----------      ------------       ------------     -------------
Operating Income                                                       48,282            55,694             35,176            53,943
Interest Income                                                         7,077             7,077             12,621            12,621
Interest Expense                                                      (5,433)           (5,433)           (10,216)          (10,216)
Other Income, Net (e)                                                  10,551               599             35,925             4,257
                                                                  -----------      ------------       ------------     -------------
Income from Continuing Operations Before Income Taxes                  60,477            57,937             73,506            60,605
Provision for Income Taxes (f)                                        (7,338)          (14,853)           (23,989)          (18,999)
                                                                  -----------      ------------       ------------     -------------
Income from Continuing Operations                                      53,139            43,084             49,517            41,606
Gain on Disposal of Discontinued Operations (represents tax benefit)        -                 -             19,000                 -
                                                                  -----------      ------------       ------------     -------------

Net Income                                                        $    53,139      $     43,084       $     68,517     $      41,606
                                                                  ===========      ============       ============     =============

Earnings per Share from Continuing Operations:
    Basic                                                         $       .33                         $        .29
                                                                  ===========                         ============
    Diluted                                                       $       .32                         $        .28
                                                                  ===========                         ============
Earnings per Share (g):
    Basic                                                         $       .33                         $        .40
                                                                  ===========                         ============
    Diluted                                                       $       .32      $        .26       $        .38     $        .24
                                                                  ===========      ============       ============     =============
Weighted Average Shares:
    Basic                                                             162,048                              171,122
                                                                  ===========                         ============
    Diluted (h)                                                       172,459           172,459            186,740           182,423
                                                                  ===========      ============       ============     =============

(a)  Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b)  Adjusted results exclude inventory  charges in 2002 (note c),  amortization of   acquisition-related   intangible   assets,
     restructuring  and  other costs/income  (note d),  certain  other  income/expense  (note e),  the tax consequences  of these items and other tax  benefit  (note f) and, in 2002, gain on disposal of discontinued operations.
(c)  Reported  results in 2002 include charges of $1,159,000 for the abandonment of  product  lines and  $392,000  of  charges  for the sale of  inventories revalued at the date of acquisition.
(d)  Reported results in 2003 include  restructuring  and other items consisting principally  of severance;  abandoned  facility and other  expenses of real estate consolidation; net gains on the sale of a product line and property; and  legal/advisory
     fees associated with a reorganization of the company's non-U.S.   subsidiary   structure.   Reported   results  in  2002
     include restructuring   and  other  items  consisting   principally  of  severance; abandoned  facility  and  other  expenses of  real  estate  consolidation; cancellation  penalties  on  capital  equipment  purchases;  impairment  of abandoned assets;
     and legal/advisory  fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e)  Reported results include  $9,952,000 and $31,627,000 of gains from the sale of shares of FLIR Systems,  Inc. in 2003 and 2002, respectively.  Reported results also include  gains of $41,000 in 2002 on the early  retirement  of debt. These items have been excluded from adjusted results.
(f)  Adjusted  provision for income taxes excludes  $1,511,000 and $4,990,000 of incremental tax provision in 2003 and 2002, respectively,  for the items in (b) through (e) and in 2003  excludes  $9,026,000  of tax benefit from the reversal of a valuation  allowance due to expected  utilization  of foreign tax credit carryforwards.
(g)  Reported  earnings  per share  excludes  interest  expense  on  convertible debentures  of  $1,745,000  and  $3,011,000,  net of tax, in 2003 and 2002, respectively,  for the assumed  conversion of such convertible  debentures.  Adjusted  earnings  per share  excludes  interest  expense  on  convertible debentures  of  $1,745,000  and  $1,938,000,  net of tax, in 2003 and 2002,
     respectively, for the assumed conversion of such convertible debentures.
(h)  Adjusted weighted average diluted shares reflect the dilutive effect on the convertible  debentures  of the  adjustments to net income as described in notes (b) through (g).

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


Segment Data (i)(j)(k)(l)                                                                                   Three Months Ended
                                                                                             --------------------------------------
(In thousands except percentage amounts)                                                       June 28, 2003        June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences

  Revenues                                                                                   $         313,791     $        290,191
                                                                                             -----------------     ----------------
  GAAP Operating Income                                                                                 43,886               40,420
  Cost of Revenue Charges (m)                                                                                -                  807
  Restructuring and Other Items (n)                                                                      3,908                3,151
  Amortization of Acquisition-Related Intangible Assets                                                  1,657                1,181
                                                                                             -----------------     ----------------
  Adjusted Operating Income                                                                  $          49,451     $         45,559
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                   14.0%                13.9%
  Adjusted Operating Margin                                                                               15.8%                15.7%

Measurement and Control

   Revenues                                                                                  $         152,394     $        153,514
                                                                                             -----------------     ----------------
  GAAP Operating Income                                                                                 13,375               13,472
  Restructuring and Other Items (n)                                                                       (177)               1,137
  Amortization of Acquisition-Related Intangible Assets                                                    676                  280
                                                                                             -----------------     ----------------
  Adjusted Operating Income                                                                  $          13,874     $         14,889
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                    8.8%                 8.8%
  Adjusted Operating Margin                                                                                9.1%                 9.7%

Optical Technologies

  Revenues                                                                                   $          52,598     $         68,177
                                                                                             -----------------     ----------------
  GAAP Operating Loss                                                                                   (1,831)             (11,605)
  Cost of Revenue Charges (m)                                                                                -                  744
  Restructuring and Other Items (n)                                                                        358               10,298
  Amortization of Acquisition-Related Intangible Assets                                                    207                  268
                                                                                             -----------------     ----------------
  Adjusted Operating Loss                                                                    $          (1,266)    $           (295)
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                  (3.5%)             (17.0%)
  Adjusted Operating Margin                                                                              (2.4%)              (0.4%)

Consolidated (including Corporate Costs)                                                     $         516,405     $        509,113
                                                                                             -----------------     ----------------
  GAAP Operating Income                                                                                 48,282               35,176
  Cost of Revenue Charges (m)                                                                                -                1,551
  Restructuring and Other Items (n)                                                                      4,872               15,487
  Amortization of Acquisition-Related Intangible Assets                                                  2,540                1,729
                                                                                             -----------------     ----------------
  Adjusted Operating Income                                                                  $          55,694     $         53,943
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                    9.3%                 6.9%
  Adjusted Operating Margin                                                                               10.8%                10.6%

(i)  GAAP operating  income (loss) and GAAP operating  margin were determined in accordance with U.S. generally accepted accounting principles.
(j)  Adjusted  operating income (loss) and adjusted operating margin exclude the items  in  notes  (c)  and  (d)  and  amortization of  acquisition-related intangible assets.
(k)  Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an  allocation  to the  segments of some costs  previously  reported as corporate expenses.
(l)  Depreciation  expense  in  2003  was  $6,223,000  in  Life  and  Laboratory Sciences,  $2,719,000  in  Measurement  and
     Control,  $2,741,000 in Optical Technologies,  and $12,480,000  Consolidated.  Depreciation expense in 2002 was $5,465,000 in
     Life and Laboratory  Sciences,  $2,871,000 in Measurement and  Control,   $3,044,000  in  Optical   Technologies,   and
     $12,107,000 Consolidated.
(m)  Includes items described in note (c).
(n)  Includes items described in note (d).

Consolidated Statement of Income (unaudited)

                                                                                      Six Months Ended
                                                                 -------------------------------------------------------------------
                                                                        June 28, 2003                         June 29, 2002
                                                                 ------------------------------       ------------------------------
(In thousands except per share amounts)                          Reported (a)      Adjusted (b)       Reported (a)      Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------------

Revenues                                                         $  1,016,610      $  1,016,610       $  1,000,439      $  1,000,439
                                                                 ------------      ------------       ------------      ------------
Costs and Operating Expenses:
   Cost of revenues (c)                                               559,627           559,627            546,995           545,444
   Selling, general, and administrative expenses                      277,046           277,046            274,988           274,988
   Amortization of acquisition-related intangible assets                4,932                 -              3,296                 -
   Research and development expenses                                   74,453            74,453             79,380            79,380
   Restructuring and other costs, net (d)                              12,974                 -             23,870                 -
                                                                 ------------      ------------       ------------      ------------
                                                                      929,032           911,126            928,529           899,812
                                                                 ------------      ------------       ------------      ------------
Operating Income                                                       87,578           105,484             71,910           100,627
Interest Income                                                        14,762            14,762             26,979            26,979
Interest Expense                                                     (12,337)          (12,337)           (23,695)          (23,695)
Other Income, Net (e)                                                  15,671             2,017             94,967             8,077
                                                                 ------------      ------------       ------------      ------------
Income from Continuing Operations Before Income
 Taxes and Minority Interest                                          105,674           109,926            170,161           111,988
Provision for Income Taxes (f)                                       (21,144)          (30,450)           (57,301)          (35,697)
Minority Interest Income (f)                                            -                   -                331                324
                                                                 ------------      ------------       ------------      ------------
Income from Continuing Operations                                      84,530            79,476            113,191            76,615
Gain on Disposal of Discontinued Operations (net of
 income tax provision of $3,564 in 2003; includes
 tax benefit of $13,408 in 2002)                                        5,036                 -             70,370                 -
                                                                 ------------      ------------       ------------      ------------
Net Income                                                       $     89,566      $     79,476       $    183,561      $     76,615
                                                                 ============      ============       ============      ============
Earnings per Share from Continuing Operations:
   Basic                                                         $        .52                         $        .66
                                                                 ============                         ============
   Diluted                                                       $        .51                         $        .62
                                                                 ============                         ============
Earnings per Share (g):
   Basic                                                         $        .55                         $       1.06
                                                                 ============                         ============
   Diluted                                                       $        .54      $        .48       $        .98     $         .44
                                                                 ============      ============       ============     =============
Weighted Average Shares:
   Basic                                                              162,446                              172,686
                                                                 ============                         ============
   Diluted (h)                                                        172,977           172,977            195,464           183,715
                                                                 ============      ============       ============     =============



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results exclude inventory charges in 2002 (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items and other tax benefit (note f), and gain on disposal of discontinued operations.
(c) Reported results in 2002 include charges of $1,159,000 for the abandonment of product lines and $392,000 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown of a business held for sale to estimated disposal value; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S.
    subsidiary structure. Reported results in 2002 include restructuring and other items consisting principally of charges for abandoned equipment at Spectra-Physics; severance; abandoned facility and other expenses of real estate consolidation;
    cancellation penalties on capital equipment purchases; impairment of abandoned assets; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. These items are net of gains on the sale of businesses.
(e) Reported results include $13,654,000 and $87,936,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003 and 2002, respectively. Reported results also include losses of $1,046,000 in 2002 on the early retirement of debt. These items have been excluded from adjusted results.
(f) Adjusted results exclude $280,000 of incremental tax benefit in 2003, and $21,604,000 and $7,000 of incremental tax provision and minority interest expense, respectively, in 2002, for the items in (b) through (e) and in 2003 exclude $9,026,000 of tax benefit from the reversal of a valuation allowance due to expected utilization of foreign tax credit carryforwards.
(g) Reported earnings per share excludes interest expense on convertible debentures of $3,546,000 and $8,919,000, net of tax, in
    2003 and 2002, respectively, for the assumed conversion of such convertible debentures. Adjusted earnings per share excludes interest expense on convertible debentures of $3,546,000 and $3,373,000, net of tax, in 2003 and 2002, respectively, for the assumed conversion of such convertible debentures.
(h) Adjusted weighted average diluted shares reflect the dilutive effect on the convertible debentures of the adjustments to net income as described in notes (b) through (g).



Segment Data (i)(j)(k)(l)
                                                                                                        Six Months Ended
                                                                                             --------------------------------------
(In thousands except percentage amounts)                                                       June 28, 2003        June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences

  Revenues                                                                                   $         613,256     $        571,505
                                                                                             -----------------     ----------------

  GAAP Operating Income                                                                                 82,908               82,539
  Cost of Revenue Charges (m)                                                                                -                  807
  Restructuring and Other Items (n)                                                                      6,481                2,834
  Amortization of Acquisition-Related Intangible Assets
                                                                                                         3,245                2,197
                                                                                             -----------------     ----------------

  Adjusted Operating Income                                                                  $          92,634               88,377
                                                                                             -----------------     ----------------

  GAAP Operating Margin                                                                                  13.5%                14.4%
  Adjusted Operating Margin                                                                              15.1%                15.5%


Measurement and Control

  Revenues                                                                                   $         306,314     $        305,203
                                                                                             -----------------     ----------------
  GAAP Operating Income                                                                                 24,194               27,303
  Restructuring and Other Items (n)                                                                      3,453                  888
  Amortization of Acquisition-Related Intangible Assets                                                  1,199                  564
                                                                                             -----------------     ----------------

  Adjusted Operating Income                                                                  $          28,846     $         28,755
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                   7.9%                 8.9%
  Adjusted Operating Margin                                                                               9.4%                 9.4%

Optical Technologies

  Revenues                                                                                   $         102,800     $        129,730
                                                                                             -----------------     ----------------
  GAAP Operating Loss                                                                                   (5,508)             (23,503)
  Cost of Revenue Charges (m)                                                                                -                  744
  Restructuring and Other Items (n)                                                                      1,652               18,556
  Amortization of Acquisition-Related Intangible Assets                                                    488                  535
                                                                                             -----------------     ----------------

  Adjusted Operating Loss                                                                    $          (3,368)    $         (3,668)
                                                                                             -----------------     ----------------
  GAAP Operating Margin                                                                                  (5.4%)              (18.1%)
  Adjusted Operating Margin                                                                              (3.3%)               (2.8%)

Consolidated (including Corporate Costs)

  Revenues                                                                                   $       1,016,610     $      1,000,439
                                                                                             -----------------     ----------------
  GAAP Operating Income                                                                                 87,578               71,910
  Cost of Revenue Charges (m)                                                                                -                1,551
  Restructuring and Other Items (n)                                                                     12,974               23,870
  Amortization of Acquisition-Related Intangible Assets                                                  4,932                3,296
                                                                                             -----------------     ----------------

  Adjusted Operating Income                                                                  $         105,484              100,627
                                                                                             -----------------     ----------------

  GAAP Operating Margin                                                                                   8.6%                 7.2%
  Adjusted Operating Margin                                                                              10.4%                10.1%


(i) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(j) Adjusted operating income (loss) and adjusted operating margin exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(k) Segment data for 2002 has been revised, consistent with the presentation in 2003, to reflect a realignment of several businesses among the segments and for an allocation to the segments of some costs previously reported as corporate expenses.
(l) Depreciation expense in 2003 was $11,586,000 in Life and Laboratory Sciences, $5,298,000 in Measurement and Control, $5,704,000
    in Optical Technologies, and $24,122,000 Consolidated. Depreciation expense in 2002 was $10,953,000 in Life and Laboratory
    Sciences, $5,793,000 in Measurement and Control, $6,907,000 in Optical Technologies, and $25,076,000 Consolidated.
(m) Includes items described in note (c).



Condensed Consolidated Balance Sheet (unaudited)
(In thousands)                                                                 June 28, 2003      Dec. 28, 2002
------------------------------------------------------------------------------ --------------- -- --------------
Current Assets:
  Cash and cash equivalents                                                    $     264,442      $     339,038
  Short-term available-for-sale investments                                          281,918            536,430
  Accounts receivable, net                                                           405,598            429,740
  Inventories                                                                        343,276            332,804
  Other current assets                                                               143,791            133,547
                                                                               ---------------    --------------
                                                                                   1,439,025          1,771,559
                                                                               ---------------    --------------
Property, Plant, and Equipment, Net                                                  273,684            272,908
                                                                               ---------------    --------------
Other Assets                                                                         123,108            186,390
                                                                               ---------------    --------------
Goodwill                                                                           1,444,054          1,416,205
                                                                               ---------------    --------------
                                                                               $   3,279,871      $   3,647,062
                                                                               ===============    ==============

Current Liabilities:
  Short-term obligations and current maturities of long-term obligations       $     228,786      $     484,480
  Other current liabilities                                                          571,572            619,240
                                                                               ---------------    --------------
                                                                                     800,358          1,103,720
                                                                               ---------------    --------------
Long-term Deferred Income Taxes and Other Deferred Items                              65,823             58,678
                                                                               ---------------    --------------
Long-term Obligations:
  Senior notes                                                                       143,995            141,032
  Subordinated convertible obligations                                                77,375            304,549
  Other                                                                                5,222              5,760
                                                                               ---------------    --------------
                                                                                     226,592            451,341
                                                                               ---------------    --------------
Total Shareholders' Equity                                                         2,187,098          2,033,323
                                                                               ---------------    --------------
                                                                               $   3,279,871      $   3,647,062
                                                                               ===============    ==============
